                                                                       Exhibit 5


              [Letterhead of Womble Carlyle Sandridge & Rice, PLLC]


October 29, 2001

Blue Rhino Corporation
104 Cambridge Plaza Drive
Winston Salem, North Carolina 27104

         Re: Amendment No. 1 to Registration Statement on Form S-3 File No. 333-69790

Gentlemen:

         We have acted as counsel to Blue Rhino Corporation (the "Company") in connection with the registration by the Company of 4,712,600 shares of its Common Stock, $.001 par value per share (the "Shares"), that may be offered and sold by certain stockholders of the Company from time to time. The Shares consist of: 4,246,500 shares of Common Stock (the "Series A Conversion Shares") issuable upon conversion of shares of the Company's outstanding Series A Convertible Preferred Stock ("Series A Stock") (including shares of common stock that may be issuable upon conversion of the Series A Stock in satisfaction of accrued dividends); 271,186 shares of Common Stock owned by certain selling stockholders (the "Common Shares"); and 194,914 shares of Common Stock issuable upon the exercise of outstanding warrants (the "Warrants") held by certain selling stockholders (the "Warrant Shares"). We have assisted the Company in the preparation of a Registration Statement on Form S-3 filed on September 21, 2001 by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 1 thereto filed with the Commission on the date hereof (collectively, the "Registration Statement"). This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

         In connection with the foregoing, we have examined, among other things, the Registration Statement and certified copies of the Company's Second Amended and Restated Certificate of Incorporation, as amended (the "Charter"), the Company's Amended and Restated Bylaws (the "Bylaws") and Resolutions of the Company's Board of Directors dated August 30, 1999, August 31, 2000 and
October 22, 2000 (collectively, the "Resolutions," and together with the Registration Statement, the Warrants, the Charter and the Bylaws, the "Documents"). In rendering this opinion, we have relied on a certificate of officers of the Company with respect to the accuracy of factual matters contained therein.


         In connection with our review, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the proper issuance and accuracy of certificates of officers and agents of the Company.

         In stating our opinion, we have assumed that the authorization of the issuance of those Shares issued as dividends on shares of Series A Stock is made at a duly called and validly held meeting of the Board of Directors of the Company in a manner complying with the terms of the Documents and Delaware law.


         Based on the foregoing, we are of the opinion that the Common Shares are and, when issued in accordance with the Documents, the Series A Conversion Shares and the Warrant Shares will be, validly issued, fully paid and nonassessable.

         This opinion is limited to the corporate laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or other matters that may come to our attention after the date hereof.

         We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      WOMBLE CARLYLE SANDRIDGE & RICE
                                      A Professional Limited Liability Company


                                      /s/ Womble Carlyle Sandridge & Rice, PLLC

jch/paz